Exhibit 3.58

BY-LAWS

OF

MAGAZINEOUTLET.COM, INC.

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed by the

Board of Directors.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

SECTION 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

SECTION 4. Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notice of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

SECTION 5. Waiver of Notice. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as those at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by any stockholder; or (b) a quorum is present either in person or by proxy and no objection to holding the meeting is made by anyone so present, and, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof.

SECTION 6. Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

SECTION 7. Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

SECTION 9. Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

SECTION 10. Action Without a Meeting. Whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 11. Record Date. The Board of Directors is authorized to designate a day, not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which those stockholders entitled to notice of, and to vote at, such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

SECTION 12. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting), or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 13. Inspectors of Election. The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2. Number of Directors. The number of directors constituting the whole Board of Directors shall be such number as may be fixed from time to time by resolution adopted by the stockholders or by the Board.

SECTION 3. Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting and until their respective successors are elected and qualified.

SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.

SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason, except the removal of directors by stockholders without cause, may be filled by vote of a majority of the directors then in office, even if less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders without cause shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.

SECTION 7. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

SECTION 8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

SECTION 9. Interest of Director in a Transaction. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE III

MEETINGS OF THE BOARD

SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board.

SECTION 2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the President or the Secretary, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two directors.

Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

SECTION 3. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

SECTION 4. Action Without a Meeting. Action taken by a majority of the directors or members of a committee without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

SECTION 5. Action Taken by Conference Telephone. Members of the Board of Directors or any committee of the Corporation may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

SECTION 1. Principal and Subordinate Officers. The principal officers of the Corporation shall consist of the President and the Secretary and such other principal officers as the Board of Directors shall from time to time deem necessary. Principal officer classification shall include, if elected or appointed, Chief Executive Officer, Chief Operating Officer, Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, Chief Financial Officer, Chief Legal Officer, one or more Vice Presidents and the Treasurer. The subordinate officers of the Corporation shall consist of such other officers, assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors, the President, or as may be chosen in such other manner as may be prescribed or permitted by these By-laws. Any two or more offices may be held by the same person.

SECTION 2. Election, Term of Office and Qualifications. The Board of Directors shall elect the principal officers at its annual organizational meeting or as soon thereafter as conveniently possible. Subordinate officers not elected or appointed by the Board of Directors may be appointed by the President or such other principal officer of the Corporation to whom the Board of Directors may delegate the authority of appointment. Each officer shall hold office until his or her successor is appointed and qualified, or until his or her death, resignation or removal, whichever event shall first occur. Election or appointment of an officer shall not of itself create any contractual rights.

SECTION 3. Removal of Officers. Any officer may be removed, with or without cause, by the Board of Directors. Any subordinate officer may also be removed, with or without cause, by the President or such other principal officer of the Corporation as has been delegated the authority to appoint such subordinate officer. Any removal shall be without prejudice to the contract rights, if any, of the officer so removed.

SECTION 4. Resignation of Officers. Any officer may resign at any time by delivering written notice to the Corporation. Resignation of an officer shall be effective as of the date that the notice of resignation is delivered unless a later effective date is specified in the notice of resignation.

SECTION 5. Vacancies. Any vacancy in any office occurring by reason of the death, resignation or removal of an officer or any other cause shall be filled for the unexpired portion of the term of such officer in the manner prescribed in these By-laws for election or appointment to such office. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 6. The President. The President, who need not be chosen from among the directors, shall, unless provided otherwise by the Board of Directors, be the chief executive officer of the Corporation and shall have all authority for the day-to-day management of the assets, liabilities, business and operations of the Corporation, subject, however, to the control of the Board of Directors and to the restrictions or limitations imposed by any applicable law, rule, regulation or contractual provision.

SECTION 7. The Vice Presidents. Each Vice President (if one or more Vice Presidents be elected or appointed) shall have such powers and perform such duties as the Board of Directors may prescribe or as the President may delegate to him or her. At the request of the President, any Vice President may, in the case of the President’s absence or inability to act, temporarily act in his or her place. In the case of the death of the President, or in the case of his or her absence or inability to act without having designated a Vice President to act temporarily in his or her place, the Vice President or Vice Presidents to perform the duties of President shall be designated by the Board of Directors.

SECTION 8. The Secretary. The Secretary shall be responsible for preparing, or causing to be prepared, the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records of the Corporation; and shall be responsible for authenticating the records of the Corporation. The Secretary shall perform, in general, all duties incident to the office of a Secretary and such other duties as may be assigned to him or her by the Board of Directors or the President.

SECTION 9. The Treasurer. The Treasurer (if a Treasurer be elected or appointed) shall, unless provided otherwise by the Board of Directors, be the chief financial officer; shall have charge and custody of, and be responsible for, all funds and deposit all such funds in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him or her by the Board of Directors or the President. The

Treasurer shall render to the President, and the Board of Directors whenever the same shall be required, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall, if required so to do by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kin in his or her possession or under his or her control belonging to the Corporation.

SECTION 10. Additional Authority and Duties. In addition to any authority or duties expressly prescribed for any officer of the Corporation in these By-laws, such officer shall have such authority and perform such duties in the management of the Corporation as are usually incidental to the office of such officer or as are assigned or delegated to such officer from time to time by resolution of the Board of Directors not inconsistent with these By-laws.

SECTION 11. Salaries. Subject to any applicable contractual rights, the salary of each officer shall be fixed from time to time by the Board of Directors. The salaries of the subordinate officers shall be fixed, from time to time, by the Board of Directors or, in the absence of appropriate action by the Board of Directors, by the President of the Corporation. No officer shall be prevented from receiving his or her salary by reason of the fact that he or she is also a director.

ARTICLE V

SHARE CERTIFICATES

SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

SECTION 3. Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder (or such holder’s duly authorized attorney), only upon surrender of the certificate or certificates representing such shares properly endorsed with a request to register transfer of such shares and the payment of any taxes due thereon.

SECTION 4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION I. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine.

SECTION 2. Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VII

AMENDMENTS

SECTION 1. By the Board of Directors. The Board of Directors shall have the power to adopt, amend or repeal these By-laws, in whole or in part, unless (a) the Certificate of Incorporation of the Corporation or the Delaware Corporation Laws reserve this power exclusively to the shareholders in whole or in part or (b) the shareholders in adopting or amending a particular By-law provide expressly that the Board of Directors may not amend or repeal such By-law.

SECTION 2. By the Shareholders. The shareholders shall have the power to adopt, amend or repeal these By-laws, in whole or in part, notwithstanding the power of the Board of Directors to also adopt, amend or repeal these By-laws. In the event of a conflict between any action taken by the Board of Directors under Section 1 of this Article and any action taken by the Shareholders under this Section 2, the action of the shareholders shall supersede the action of the Board of Directors; provided, however, that any proceedings had or actions taken by the Corporation pursuant to any By-law adopted, amended or repealed by any action of the Board of Directors prior to any conflicting action of the shareholders shall be valid in all respects.